EXHIBIT 10(j)

                        DEFERRED STOCK COMPENSATION PLAN
                                       OF
                         OLD KENT FINANCIAL CORPORATION








































                            Warner, Norcross & Judd
                             900 Old Kent Building
                                 111 Lyon, N.W.
                       Grand Rapids, Michigan 49503-2489


                        DEFERRED STOCK COMPENSATION PLAN

                                       OF

                         OLD KENT FINANCIAL CORPORATION

                               TABLE OF CONTENTS


                                                                            Page

SECTION 1 - Establishment and Purpose of Plan. . . . . . . . . . . . . . . .   1


SECTION 2 - Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .   1


SECTION 3 - Administration . . . . . . . . . . . . . . . . . . . . . . . . .   2


SECTION 4 - Phantom Shares . . . . . . . . . . . . . . . . . . . . . . . . .   3


SECTION 5 - Terms of Award . . . . . . . . . . . . . . . . . . . . . . . . .   3


SECTION 6 - Changes in Capital Structure of Corporation. . . . . . . . . . .   5


SECTION 7 - General Provisions . . . . . . . . . . . . . . . . . . . . . . .   6


EXHIBIT A





















                           -i-

                        DEFERRED STOCK COMPENSATION PLAN

                                       OF

                         OLD KENT FINANCIAL CORPORATION



                                   SECTION 1

                       Establishment and Purpose of Plan


     1.1 The purpose of this Plan, hereby amended and restated, is to provide an opportunity for a select group of management personnel of Old Kent Financial Corporation ("Corporation") to participate in the long-term growth of the Corporation and thereby to provide an additional incentive to contribute to the prosperity of the Corporation and its shareholders and to assist the Corporation in attracting and retaining key executive personnel.

     1.2 This restated Plan shall be effective upon the issuance of a favorable ruling by the Internal Revenue Service concerning the Plan and any related grantor trust.


                                   SECTION 2

                                  Definitions


          The following terms are defined for use herein unless a different meaning is plainly required by the context:

     2.1 "Award" means the crediting of Phantom Shares to a Participant under the Plan, pursuant to a Memorandum of Award.

     2.2  "Board" means the Board of Directors of the Corporation.

     2.3  "Code" means the Internal Revenue Code of 1986, as amended.

     2.4 "Committee" means the Personnel Committee of the Board or such other committee as the Board shall designate for the purpose of administration of the Plan.

     2.5 "Corporation" means Old Kent Financial Corporation, a Michigan corporation.

     2.6 "Deferral Period" means a period of 5 years following the date of the Award.






     2.7 "Employee" means any regular, salaried employee, including any officer, in the service of the Corporation, except any person who serves only as a director. An individual's status as a regular, salaried employee shall not be affected by a leave of absence without pay.

     2.8 "Memorandum of Award" means a notice to the Participant, in the form attached as Exhibit A, evidencing an Award under the Plan.

     2.9  "Participant" means an Employee to whom an Award has been made.

     2.10 "Phantom Share" means a hypothetical share of Stock, at all times deemed to correspond and be equal in value to an actual share of Stock, but without voting or dividend rights or any other attributes of an actual share of Stock.

     2.11 "Phantom Share Account" means an accounting record established for each Participant with respect to each Award.

     2.12 "Plan" means this Deferred Stock Compensation Plan as in effect from time to time.

     2.13 "Stock" means the Common Stock (par value $1 per share) of the Corporation.

     2.14 "Trust" means the Old Kent Financial Corporation Deferred Stock Compensation Trust. The Trust shall conform to the terms of the model trust described in Revenue Procedure 92-64 issued by the Internal Revenue Service.


                                   SECTION 3

                                 Administration


     3.1 The Committee shall administer the Plan. The Committee may award Phantom Shares under the Plan to any Employee; provided, however, that the Committee may not award Phantom Shares to any member of the Committee. All decisions and selections made by the Committee shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or Phantom Shares awarded under it.













                           -2-
     3.2 The awarding of Phantom Shares pursuant to the Plan shall be entirely within the discretion of the Committee and nothing herein contained shall be construed to give any Employee any right to participate in the Plan or to receive an Award at any time.


                                   SECTION 4

                                 Phantom Shares


     4.1 The total number of Phantom Shares that may be awarded under this Plan shall be 200,000 Phantom Shares.

     4.2 The total number of Phantom Shares that may be awarded under this Plan shall be adjusted from time to time as specified in Section 6.


                                   SECTION 5

                                 Terms of Award


     An Award under the Plan shall be subject to the following terms and conditions:

     5.1 An Award shall be evidenced by a Memorandum of Award specifying the number of Phantom Shares awarded and containing the terms and conditions of the Award, as described in this Section 5, and such other provisions as the Committee may deem appropriate.

     5.2 Pursuant to each Award, a Phantom Share Account shall be established for the Participant. The Phantom Share Account shall be a bookkeeping record of the number of the Phantom Shares credited to the Participant, with respect to the Award, during the Deferral Period, consisting of:

          (a) the number of Phantom Shares designated by the Committee in the Memorandum of Award, adjusted from time to time as specified in Section 6 below; plus,

          (b) as of each dividend payment date, the Phantom Share Account shall be credited with the number of Phantom Shares, including fractional shares, that would be purchased if the Phantom Shares in the Phantom Share Account on that date were actual shares of Stock and the dividends paid on such actual shares were applied to purchase additional shares at the closing price of the actual shares on the dividend payment date.






                           -3-
     5.3 Upon expiration of the Deferral Period, the Participant shall be paid the value of the Phantom Shares credited to the Participant's Phantom Share Account. The amount of the payment shall be determined by equating the value of the Phantom Shares in the Phantom Share Account to the closing value of actual shares of Stock on the last business day in the Deferral Period.

     5.4 Payments shall be paid in Stock, in cash, or both, directly by the Corporation or indirectly through the Trust, to the Participant or the Participant's beneficiary. The Corporation shall determine the method and source of payment, provided that a fractional share shall be paid in cash. The Corporation shall not be relieved of its obligation and liability to pay the benefits of this Plan, except to the extent payments are actually made from the Trust. A Participant shall be an unsecured general creditor of the Employer as to the payment of any benefit under the Plan. The right of any Participant or beneficiary to be paid the amount promised in the Plan shall be no greater than the right of any other general, unsecured creditor of the Corporation.

     5.5 As a condition to receiving a distribution in Stock at the end of the Deferral Period, the Participant shall represent and warrant in writing that the Participant is acquiring the Stock for the Participant's own account and investment and without any intention to resell or distribute the Stock. The Participant shall agree not to resell or distribute the Stock except upon such conditions as the Corporation reasonably may specify to insure compliance with federal and state securities laws. Certificates representing Stock distributed to the Participant shall bear a restrictive legend to this effect.

     5.6 A Participant's rights and benefits under an Award may not be assigned, except that if a Participant dies before the end of the Deferral Period, payment shall be made at the end of the Deferral Period to the beneficiary designated by the Participant in a written designation on file with the Corporation at the time of death or, if there is no such designation, to the Participant's estate. The estate or beneficiary shall receive any payment in Stock subject to the terms and conditions imposed herein.

     5.7 Notwithstanding any other provision in the Plan or the Trust, the Corporation may withhold or direct the trustee to withhold any benefits payable to a beneficiary as a result of the death of a Participant or any other beneficiary until it can be determined whether a generation-skipping transfer tax, as defined in Chapter 13 of the Code, or any substitute provision therefor, is payable by the Corporation or trustee and the amount of generation-skipping transfer tax, including interest, that is due. If such tax is payable, the benefits otherwise payable hereunder shall be reduced by an amount equal to the generation-skipping transfer tax and







                           -4-
interest. Any benefits withheld shall be payable as soon as there is a final determination of the applicable generation-skipping transfer tax and interest. No interest shall be payable to any beneficiary for the period from the date of death to the time when the amount of benefits payable to a beneficiary can be fully determined pursuant to this paragraph.

     5.8 The Corporation shall make or direct the trustee of the Trust to make such provisions as it shall deem appropriate for the withholding of taxes required to be withheld in connection with payments hereunder. As a condition to the delivery of shares of Stock, a Participant must authorize the Corporation to withhold in accordance with applicable law, from any regular cash compensation, taxes required to be withheld under federal, state, or local law. Alternatively, the delivery of shares of Stock may, in the discretion of the Corporation, be conditioned upon payment to the Corporation of any withholding tax liability or upon withholding of shares of Stock equivalent in value to the withholding obligation.


                                   SECTION 6

                  Changes in Capital Structure of Corporation


     6.1 The existence of outstanding Awards shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     6.2 If the Corporation shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, the distribution of a stock split, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation therefor in money, services, or property, then both the Phantom Shares subject to outstanding Awards and the number of Phantom Shares then authorized and reserved for issuance under the Plan shall be appropriately adjusted as if such shares had been actual shares of Stock on the date of the event.

     6.3 After a merger of one or more corporations into the Corporation, or after a consolidation of the Corporation and one or more corporations, in which the Corporation shall be the surviving corporation, each outstanding Award shall be modified to consist of the number and class of Phantom Shares, or other property to which the holder of the awarded shares would have been entitled pursuant to the terms of the agreement of merger





                           -5-
or consolidation if, immediately prior to the merger or consolidation, the Phantom Shares had been actual shares of Stock. This entitlement shall be at no additional cost to the Participant. Modifications under this subsection 6.3 may be subject to required action by shareholders. The Phantom Shares or other property to which the Participant is entitled under this subsection 6.3 shall be in lieu of the number of Phantom Shares to which the Participant would have been entitled under the Award in the absence of the merger or consolidation.

     6.4 If the Corporation is merged into or consolidated with another corporation under circumstances in which the Corporation is not the surviving corporation, or if the Corporation is liquidated or sells or otherwise disposes of substantially all its assets to another corporation, while Awards remain outstanding under the Plan after the effective date of such merger, consolidation, or sale, as the case may be, each outstanding Award shall be modified to provide, in lieu of awarded Phantom Shares, Phantom Shares or other property to which the holder of the awarded Phantom Shares would have been entitled pursuant to the terms of the merger, consolidation, or sale if, immediately prior to the merger, consolidation, or sale, the Phantom Shares had been actual shares of Stock.

     6.5 Except as expressly provided herein, the issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Phantom Shares then subject to outstanding Awards or authorized and reserved for issuance under the Plan.


                                   SECTION 7

                               General Provisions


     7.1 This shall be an unfunded plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended. Benefits provided herein constitute only an unsecured contractual promise to pay in accordance with the terms of the Plan by the Corporation.

     7.2 The Board reserves the right to amend this Plan prospectively or retroactively, or to terminate this Plan, provided that an amendment or termination may not modify, revoke or affect any Award made prior to the date the amendment is approved by the Board or the date the Board acts to terminate the Plan.







                           -6-
     7.3 Nothing in the Plan shall be construed as creating a contract of employment between the Corporation and any Participant or otherwise conferring upon any Participant or other person a legal right to continuation of employment or any rights other than those specified herein. The Plan shall not limit or affect the right of the Corporation to discharge or retire a Participant.

     7.4 Except for designation of a beneficiary, amounts promised hereunder shall not be subject to assignment, conveyance, transfer, anticipation, pledge, alienation, sale, encumbrance, or charge, whether voluntary or involuntary, by the Participant or any beneficiary of the Participant, even if directed under a qualified domestic relations order or other divorce order. An interest in an amount promised shall not provide collateral or security for a debt of a Participant or beneficiary or be subject to garnishment, execution, assignment, levy, or to another form of judicial or administrative process or to the claim of a creditor of a Participant or beneficiary, through legal process or otherwise. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or to otherwise dispose of benefits payable, before actual receipt of the benefits, or a right to receive benefits, shall be void and shall not be recognized.

     7.5 Nothing contained in the Plan shall be deemed to create a trust or fiduciary relationship of any kind for the benefit of any Participant or beneficiary.

     7.6 The singular includes the plural, and the plural includes the singular, unless the context clearly indicates the contrary. Capitalized terms (except those at the beginning of a sentence or part of a heading) have the meaning specified in the Plan. If a capitalized term is not defined in the Plan, the term shall have the general, accepted meaning.


          IN WITNESS WHEREOF, this Plan is executed by an authorized officer this 11th day of October, 1994.


                                   OLD KENT FINANCIAL
                                      CORPORATION



                                   By /S/ Martin J. Allen, Jr.
                                      Martin J. Allen, Jr.
                                      Its Senior Vice President

                                                                   "Corporation"







                           -7-
                                  EXHIBIT A


                              MEMORANDUM OF AWARD

                                     UNDER

                         OLD KENT FINANCIAL CORPORATION

                        DEFERRED STOCK COMPENSATION PLAN


          Old Kent Financial Corporation (the "Corporation") hereby grants ____________________________ (the "Participant") an Award of Phantom Shares under the Old Kent Financial Corporation Deferred Stock Compensation Plan (the "Plan"). Other capitalized terms used in this Memorandum shall have the meanings ascribed to them in the Plan.

          The Participant is hereby awarded ______________________ Phantom
Shares.

          The date of this Award is ______________________, _______.  The
Deferral Period is five years; the last day of the Deferral Period will be _______________________, _________.

          The obligations of the Corporation with respect to this Award shall be as specified in Section 5 of the Plan. Payment from the Trust to the Participant will be applied to satisfy the Corporation's obligations under this Award, to the extent of such payment. The Corporation shall remain obligated under the Plan to make up any deficiency in the payment of cash or delivery of shares of Stock to the Participant from the Trust.

          As a condition to any delivery of Stock during and at the end of the Deferral Period, the Participant shall represent and warrant in writing that the Participant is acquiring the Stock for the Participant's own account and investment and without any intention to resell or distribute the Stock. The Participant shall agree not to resell or distribute the Stock except upon such conditions as the Corporation may reasonably specify to ensure compliance with applicable federal and state securities laws. Certificates representing Stock distributed to the Participant shall bear a restrictive legend to this effect.

          Delivery of Stock is subject to the income tax withholding and generation-skipping transfer tax provisions of the Plan and applicable law.











          This award is nontransferable and nonassignable as provided in
Section 7.4 of the Plan, except that if Participant dies before shares of Stock comprising the Award are delivered to Participant, such shares shall instead be delivered at the end of the Deferral Period to the Participant's beneficiary or estate, as provided in the Plan, subject to the terms and conditions imposed by this Award.


                                   OLD KENT FINANCIAL
                                      CORPORATION



                                   By  _________________________________________

                                        Its  ___________________________________






































                           -2-






                         OLD KENT FINANCIAL CORPORATION
                       DEFERRED STOCK COMPENSATION TRUST












































                            Warner, Norcross & Judd
                             900 Old Kent Building
                                 111 Lyon, N.W.
                       Grand Rapids, Michigan 49503-2489

                         OLD KENT FINANCIAL CORPORATION
                       DEFERRED STOCK COMPENSATION TRUST

                               TABLE OF CONTENTS


                                                                            Page


Section  1 - Establishment Of Trust  . . . . . . . . . . . . . . . . . . . .   1

Section  2 - Payments to Plan Participants and Their Beneficiaries . . . . .   2

Section  3 - Trustee Responsibility Regarding Payments to Trust
               Beneficiary When Company Is Insolvent . . . . . . . . . . . .   3

Section  4 - Payments to Company . . . . . . . . . . . . . . . . . . . . . .   4

Section  5 - Investment Authority. . . . . . . . . . . . . . . . . . . . . .   4

Section  6 - Disposition of Income . . . . . . . . . . . . . . . . . . . . .   5

Section  7 - Accounting by Trustee . . . . . . . . . . . . . . . . . . . . .   5

Section  8 - Responsibility of Trustee . . . . . . . . . . . . . . . . . . .   6

Section  9 - Compensation and Expenses of Trustee. . . . . . . . . . . . . .   8

Section 10 - Resignation and Removal of Trustee. . . . . . . . . . . . . . .   8

Section 11 - Appointment of Successor. . . . . . . . . . . . . . . . . . . .   8

Section 12 - Amendment or Termination. . . . . . . . . . . . . . . . . . . .   9

Section 13 - Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . .   9

Section 14 - Effective Date. . . . . . . . . . . . . . . . . . . . . . . . .  10


















                         OLD KENT FINANCIAL CORPORATION
                       DEFERRED STOCK COMPENSATION TRUST


          This Agreement is made this 11th day of October, 1994, by and between Old Kent Financial Corporation, a Michigan corporation ("Company"), and Old Kent Bank and Trust Company ("Trustee").

          WHEREAS, Company has adopted the Old Kent Financial Corporation Deferred Stock Compensation Plan (the "Plan") for the benefit of selected management and highly-compensated employees.

          WHEREAS, Company has incurred or expects to incur liability under the terms of the Plan with respect to the individuals participating in the Plan;

          WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

          WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

          WHEREAS, it is the intention of Company to make contributions to the Trust to provide a source of funds to assist in meeting its liabilities under the Plan;

          NOW, THEREFORE, the parties hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

     Section 1.  Establishment Of Trust.

          (a)  Company hereby deposits with Trustee in trust One
     Thousand Dollars, which shall be the initial principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

          (b) The Trust shall become irrevocable upon the issuance of a favorable private letter ruling regarding the Trust from the

     Internal Revenue Service.








          (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

          (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

          (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

     Section 2.  Payments to Plan Participants and Their Beneficiaries.

          (a) Company shall from time to time, deliver to Trustee schedules (the "Payment Schedules") that indicate the amounts payable in respect of each Plan participant (and his or her beneficiaries), or a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with the Payment Schedules. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

          (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.




                           -2-
          (c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

     Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company Is Insolvent.

          (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, or
     (iii) Company is determined to be insolvent by any federal or state financial institution regulatory agency that has jurisdiction over such determination with respect to the Company.

          (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

          (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

          (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.









                           -3-
          (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors, except that the Trustee shall make payments out of the Trust fund in only one or more of the following ways: (i) To general creditors in accordance with instructions from a court, or a person appointed by a court, having jurisdiction over the Company's condition of insolvency; (ii) To Plan participants and beneficiaries in accordance with such instructions; and (iii) In payment of its own fees or expenses. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

          (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

          (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to
     Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

     Section 4.  Payments to Company.

          Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all benefits have been paid in full to Plan participants and their beneficiaries pursuant to the terms of the Plan.

     Section 5.  Investment Authority.

           (a) When directed by the Company, Trustee may invest in or retain securities (including stock or rights to acquire stock) or obligations issued by Company. The Company expressly waives any diversification of investments that might otherwise be necessary, appropriate, or required under the laws of the State of Michigan, State of Illinois, or any other applicable state or federal law. All rights associated with assets of the Trust shall be exercised





                           -4-
     by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants.

          (b) The Trustee may invest and reinvest the assets of the Trust as the Trustee, in its sole discretion, may deem appropriate, including, without limitation, improved and unimproved real property (whether or not income producing); other common and preferred stocks; shares or certificates of participation issued by investment companies; investment trusts and mutual funds; common or pooled investment funds; bonds; debentures; mortgages; deeds of trust; insurance and annuity contracts; notes secured by real or personal property; leases; ground leases; limited partnership interests; real or personal property interests owned, developed, or managed by joint ventures or limited partnerships; obligations of governmental bodies, both domestic and foreign; notes, commercial paper, certificates of deposit, and other securities or evidences of indebtedness, secured or unsecured, including variable amount notes, convertible securities of all types and kinds, interest-bearing savings or deposit accounts with any federally insured bank (including the Trustee) or any federally insured savings and loan association; and any other property permitted as trust investments under applicable law. Such investments may also include shares of investment companies to which Trustee or an affiliate of Trustee serves as investment advisor, dealer, transfer agent, custodian or has other business or contractual relationship. The Trustee is authorized to invest in any common or pooled investment fund or mutual fund now or hereafter maintained or advised by the Trustee and any interest-bearing savings or deposit accounts with the banking department of the Trustee.

          (c) Company shall have the right at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

     Section 6.  Disposition of Income.

          During the term of this Trust, all income received by the Trust, including all interest revenue and dividends, net of expenses and taxes, shall be accumulated and reinvested.

     Section 7.  Accounting by Trustee.

          (a) Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. As soon as




                           -5-
     reasonably practicable following the close of each calendar year or after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

          (b) Company may object to an accounting within 180 days after it is furnished and require that it be settled by audit by a qualified, independent certified public accountant. The auditor shall be chosen by the Trustee from a list of at least three such accountants furnished by Company at the time the audit is requested. Either Company or the Trustee may require that the account be settled by a court of competent jurisdiction, in lieu of or in conjunction with the audit. All expenses of any audit or court proceedings, including reasonable attorney fees, shall be allowed as administrative expenses of the Trust.

          (c) If Company does not object to an accounting within the time provided, the account shall be settled for the period covered by it. When an account is settled, it shall be final and binding on all parties, including all participants and persons claiming through them.

          (d) The Trustee shall maintain a separate account for each Plan participant who is covered by this Trust, to which it shall credit deferrals and accumulated earnings in accordance with the Plan, for that participant. The account shall be a bookkeeping account only, and shall reflect an undivided contingent interest in assets of the Trust fund and shall not require any segregation of particular assets.

     Section 8.  Responsibility of Trustee.

          (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a







                           -6-
     direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

          (b) Subject to such limitations as may be imposed by applicable law, Company shall indemnify and hold harmless the Trustee from any claims, loss, liability, or expense arising from any action or inaction in administration of this Trust based on direction or information from either Company, or any expert, absent willful misconduct or bad faith. The Trustee need not give any bond or other security for performance of its duties under this Trust. If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

          (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

          (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

          (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

          (f)  However, notwithstanding the provisions of Section
     8(e) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

          (g) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and


                           -7-
     Administrative Regulations promulgated pursuant to the Internal
     Revenue Code.

     Section 9.  Compensation and Expenses of Trustee.

          Company shall pay all reasonable administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

     Section 10.  Resignation and Removal of Trustee.

          (a) Trustee may resign at any time by written notice to Company, which shall be effective 60 days after receipt of such notice unless Company and Trustee agree otherwise.

          (b) Trustee may be removed by Company on 60 days notice or upon shorter notice accepted by Trustee.

          (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

          (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

          (e) A Trustee who resigns or is removed shall submit a final accounting to Company as soon as practicable. The accounting shall be received and settled as provided in Section 7 hereof.

          (f) No resignation or removal of the Trustee or change in identity of the Trustee for any reason shall cause a termination of this Trust.

     Section 11.  Appointment of Successor.

          (a)  If Trustee resigns or is removed in accordance with
     Section 10(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment





                           -8-
     shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

          (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

     Section 12.  Amendment or Termination.

          (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

          (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan unless sooner revoked in accordance with Section 1(b) hereof. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

     Section 13.  Miscellaneous.

          (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

          (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

          (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, except as preempted by ERISA.








                           -9-
          (d) This Trust Agreement shall be binding upon the heirs, personal representatives, successors and assigns of the Company and the Trustee.

          (e) Any notice or direction under this Trust shall be in writing and shall be effective when actually delivered, or if mailed, when deposited postpaid as first-class mail. Mail to a party shall be directed to the address stated below or to such other address as either party may specify by notice to the other party. Until notice is given to the contrary, notices to Company and the Trustee shall be addressed as follows:

          If to Company:

          Old Kent Financial Corporation
          One Vandenberg Center
          Grand Rapids, Michigan 49503
          Attention:  Director of Human Resources

          If to the Trustee:

          Old Kent Bank and Trust Company
          200 Monroe, N.W., Suite 430
          Grand Rapids, Michigan 49503
          Attention:  Corporate Trust Services

     Section 14.  Effective Date.

          The effective date of this Trust Agreement shall be February 1, 1994.

          IN WITNESS WHEREOF, Company and the Trustee have caused this Agreement to be executed by their respective duly authorized officers on the date first written above.

                              OLD KENT FINANCIAL CORPORATION


                              By  /S/ Martin J. Allen, Jr.
                                  Martin J. Allen, Jr.
                              Its Senior Vice President

                                                                       "Company"







]



                           -10-
                              OLD KENT BANK AND TRUST COMPANY


                              By /S/ John D. Linabury
                                 John D. Linabury
                              Its Vice President Corporate Trust Services

                                                                       "Trustee"














































                           -11-